Exhibit 99.3

Frequently Used Terms

Listed below are definitions of several of ExxonMobil’s key business and financial performance measures and other terms. These definitions are provided to facilitate understanding of the terms and their calculation. In the case of financial measures that we believe constitute “non-GAAP financial measures” under Securities and Exchange Commission Regulation G, we provide a reconciliation to the most comparable Generally Accepted Accounting Principles (GAAP) measure and other information required by that rule.

EARNINGS EXCLUDING DISCONTINUED OPERATIONS, ACCOUNTING CHANGE, AND OTHER SPECIAL ITEMS

In addition to reporting U.S. GAAP defined net income, ExxonMobil also presents a measure of earnings that excludes earnings from discontinued operations, a required accounting change, and other special items quantified and described in our quarterly and annual earnings press releases. Earnings excluding the aforementioned items is a non-GAAP financial measure, and is included to facilitate comparisons of base business performance across periods. A reconciliation to net income is shown on page 6. We also refer to earnings excluding discontinued operations, accounting changes, and other special items as normalized earnings. Earnings per share amounts use the same average common shares outstanding as used for the calculation of net income per common share and net income per common share – assuming dilution.

OPERATING COSTS

Operating costs are the combined total of production, manufacturing, selling, general, administrative, exploration, depreciation, and depletion expenses from the Consolidated Statement of Income and ExxonMobil’s share of similar costs for equity companies. Operating costs are the costs during the period to produce, manufacture, and otherwise prepare the company’s products for sale – including energy costs, staffing, maintenance, and other costs to explore for and produce oil and gas, and operate refining and chemical plants. Distribution and marketing expenses are also included. Operating costs exclude the cost of raw materials, taxes, discontinued operations, and interest expense. These expenses are on a before-tax basis. While ExxonMobil’s management is responsible for all revenue and expense elements of net income, operating costs, as defined below, represent the expenses most directly under management’s control. Information regarding these costs is therefore useful for investors and ExxonMobil management in evaluating management’s performance.

Reconciliation of Operating Costs

(millions of dollars)	2006	2005	2004
From ExxonMobil’s Consolidated Statement of Income
Total costs and other deductions	310,233	311,248	256,794
Less:
Crude oil and product purchases	182,546	185,219	139,224
Interest expense	654	496	638
Sales-based taxes	30,381	30,742	27,263
Other taxes and duties	39,203	41,554	40,954
Income applicable to minority and preferred interests	1,051	799	776

Subtotal	56,398	52,438	47,939
ExxonMobil’s share of equity-company expenses	4,947	4,520	4,209

Total operating costs	61,345	56,958	52,148

Components of Operating Costs

(millions of dollars)	2006	2005	2004
From ExxonMobil’s Consolidated Statement of Income
Production and manufacturing expenses	29,528	26,819	23,225
Selling, general, and administrative expenses	14,273	14,402	13,849
Depreciation and depletion	11,416	10,253	9,767
Exploration expenses, including dry holes	1,181	964	1,098

Subtotal	56,398	52,438	47,939
ExxonMobil’s share of equity-company expenses	4,947	4,520	4,209

Total operating costs	61,345	56,958	52,148

CAPITAL EMPLOYED

Capital employed is a measure of net investment. When viewed from the perspective of how the capital is used by the businesses, it includes ExxonMobil’s net share of property, plant, and equipment and other assets less liabilities, excluding both short-term and long-term debt. When viewed from the perspective of the sources of capital employed in total for the Corporation, it includes ExxonMobil’s share of total debt and shareholders’ equity. Both of these views include ExxonMobil’s share of amounts applicable to equity companies, which the Corporation believes should be included to provide a more comprehensive measure of capital employed.

(millions of dollars)	2006	2005	2004
Business uses: asset and liability perspective
Total assets	219,015	208,335	195,256
Less liabilities and minority share of assets and liabilities
Total current liabilities excluding notes and loans payable	(47,115)	(44,536)	(39,701)
Total long-term liabilities excluding long-term debt and equity of minority and preferred shareholders in affiliated companies	(45,905)	(41,095)	(41,554)
Minority share of assets and liabilities	(4,948)	(4,863)	(5,285)
Add ExxonMobil share of debt-financed equity-company net assets	2,808	3,450	3,914

Total capital employed	123,855	121,291	112,630

Total corporate sources: debt and equity perspective
Notes and loans payable	1,702	1,771	3,280
Long-term debt	6,645	6,220	5,013
Shareholders’ equity	113,844	111,186	101,756
Less minority share of total debt	(1,144)	(1,336)	(1,333)
Add ExxonMobil share of equity-company debt	2,808	3,450	3,914

Total capital employed	123,855	121,291	112,630

RETURN ON AVERAGE CAPITAL EMPLOYED (ROCE)

Return on average capital employed is a performance measure ratio. From the perspective of the business segments, ROCE is annual business segment earnings divided by average business segment capital employed (average of beginning- and end-of-year amounts). These segment earnings include ExxonMobil’s share of segment earnings of equity companies, consistent with the Corporation’s definition of capital employed and exclude the cost of financing. The Corporation’s total ROCE is net income excluding the after-tax cost of financing, divided by total corporate average capital employed. The Corporation has consistently applied its ROCE definition for many years and views it as the best measure of historical capital productivity in our capital-intensive, long-term industry, both to evaluate management’s performance and to demonstrate to shareholders that capital has been used wisely over the long term. Additional measures, which tend to be more cash-flow based, are used to make investment decisions.

Return on Average Capital Employed

(millions of dollars)	2006	2005	2004
Net income	39,500	36,130	25,330
Financing costs (after tax)
Third-party debt	44	(1)	(137)
ExxonMobil share of equity companies	(156)	(144)	(185)
All other financing costs – net	191	(295)	54

Total financing costs	79	(440)	(268)

Earnings excluding financing costs	39,421	36,570	25,598

Average capital employed	122,573	116,961	107,339
Return on average capital employed – corporate total	32.2%	31.3%	23.8%

TOTAL SHAREHOLDER RETURN

Shareholder return measures the change in value of an investment in stock over a specified period of time, assuming dividend reinvestment. We calculate shareholder return over a particular measurement period by: dividing (1) the sum of (a) the cumulative value of dividends received during the measurement period, assuming reinvestment, plus (b) the difference between the stock price at the end and at the beginning of the measurement period; by (2) the stock price at the beginning of the measurement period. For this purpose, we assume dividends are reinvested in stock at market prices at approximately the same time actual dividends are paid. Shareholder return is usually quoted on an annualized basis.

CAPITAL AND EXPLORATION EXPENDITURES (Capex)

Capital and exploration expenditures are the combined total of additions at cost to property, plant, and equipment and exploration expenses on a before-tax basis from the Consolidated Statement of Income. ExxonMobil’s Capex includes its share of similar costs for equity companies. Capex excludes depreciation on the cost of exploration support equipment and facilities recorded to property, plant, and equipment when acquired. While ExxonMobil’s management is responsible for all investments and elements of net income, particular focus is placed on managing the controllable aspects of this group of expenditures.

FINDING AND RESOURCE-ACQUISITION COSTS

Finding and resource-acquisition costs per oil-equivalent barrel is a performance measure that is calculated using the Exploration portion of Upstream capital and exploration expenditures and proved property acquisition costs divided by resource additions (in oil-equivalent barrels). ExxonMobil refers to new discoveries and acquisitions of discovered resources as resource additions. In addition to proved reserves, resource additions include quantities of oil and gas that are not yet classified as proved reserves, but which ExxonMobil believes will likely be moved into the proved reserves category and produced in the future.

	2006	2005	2004
Exploration portion of Upstream capital and exploration expenditures (millions of dollars)	2,044	1,693	1,283
Proved property acquisition costs (millions of dollars)	234	174	93

Total exploration and proved property acquisition costs (millions of dollars)	2,278	1,867	1,376

Resource additions (millions of oil-equivalent barrels)	4,270	4,365	2,950

Finding and resource-acquisition costs per oil-equivalent barrel (dollars)	0.53	0.43	0.47

LIQUIDS AND NATURAL GAS PROVED RESERVES

In this report, we use the term “proved reserves” to mean quantities of oil and gas that ExxonMobil has determined to be reasonably certain of recovery under existing economic and operating conditions on the basis of our long-standing, rigorous management review process. We only book proved reserves when we have made significant funding commitments for the related projects. In this report, we aggregate proved reserves of consolidated and equity companies, excluding royalties and quantities due others, since ExxonMobil does not view these reserves differently from a management perspective. To reflect management’s view of ExxonMobil’s total liquids reserves, proved reserves in this report also include oil-sands reserves from Canadian Syncrude operations, which are reported separately as mining reserves in our Form 10-K and proxy statement. Oil-sands reserves included in this report totaled 718 million barrels in 2006, 738 million barrels at year-end 2005, 757 million barrels at year-end 2004, 781 million barrels at year-end 2003, and 800 million barrels at year-end 2002. For our own management purposes and as discussed in this report, we determine proved reserves based on price and cost assumptions that are consistent with those used to make investment decisions. Therefore, the proved reserves in this report are not directly comparable to the data reported in our Form 10-K and proxy statement. Based on regulatory guidance, ExxonMobil began in 2004 to state our results in the Form 10-K and proxy statement to reflect the impacts on proved reserves of utilizing December 31 liquids and natural gas prices (“year-end price/cost effects”). On this basis, year-end proved reserves, including year-end price/cost effects, totaled 22.8 billion oil-equivalent barrels in 2006, 22.4 billion oil-equivalent barrels in 2005, and 21.7 billion oil-equivalent barrels in 2004. Excluding year-end price/cost effects, 2006 proved reserves totaled 22.7 billion oil-equivalent barrels, 2005 proved reserves totaled 22.4 billion oil-equivalent barrels, while 2004 proved reserves totaled 22.2 billion oil-equivalent barrels.

RESOURCES, RESOURCE BASE, AND RECOVERABLE RESOURCES

Resources, resource base, recoverable oil, recoverable hydrocarbons, recoverable resources, and similar terms used in this report are the total remaining estimated quantities of oil and gas that are expected to be ultimately recoverable. In addition to proved reserves, the resource base includes quantities of oil and gas that are not yet classified as proved reserves, but which ExxonMobil believes will likely be moved into the proved reserves category and produced in the future.

PROVED RESERVES REPLACEMENT RATIO

Proved reserves replacement ratio is a performance measure that is calculated using proved oil-equivalent reserves additions divided by oil-equivalent production. Both proved reserves additions and production include amounts applicable to equity companies. The ratio usually reported by ExxonMobil excludes sales and year-end price/cost effects, and includes Canadian oil-sands mining operations in both additions and production volumes. See the definition of “liquids and natural gas proved reserves” above. When reporting the ratio, the inclusions and exclusions are listed, as appropriate.

PROVED RESERVES REPLACEMENT COSTS

Proved reserves replacement costs per oil-equivalent barrel is a performance measure ratio. Proved reserves replacement costs per barrel are costs incurred in property acquisition and exploration, plus costs incurred in development activities divided by proved oil-equivalent reserves additions, excluding sales. Both the costs incurred and the proved reserves additions include amounts applicable to equity companies as well as Canadian oil-sands operations and exclude year-end price/cost effects. See the definition of “liquids and natural gas proved reserves” on the preceding page.

(millions of dollars)	2006	2005	2004
Costs incurred
Property acquisition costs	597	453	134
Exploration costs	1,685	1,420	1,255
Development costs	12,103	10,561	9,122
Total costs incurred	14,385	12,434	10,511

(millions of barrels)	2006	2005	2004
Proved oil-equivalent reserves additions
Revisions	390	377	140
Improved recovery	29	31	28
Extensions/discoveries	881	1,461	1,809
Purchases	755	122	11

Total oil-equivalent reserves additions	2,055	1,991	1,988
Proved reserves replacement costs (dollars per barrel)	7.00	6.25	5.29

HEAVY OIL

Heavy oil, for the purpose of this report, includes heavy oil, extra heavy oil, and bitumen, as defined by the World Petroleum Congress in 1987 based on API gravity and viscosity at reservoir conditions. Heavy oil has an API gravity between 10 and 22.3 degrees. The API gravity of extra heavy oil and bitumen is less than 10 degrees. Extra heavy oil has a viscosity less than 10 thousand centipoise, whereas the viscosity of bitumen is greater than 10 thousand centipoise. The term “oil sands” is used to indicate heavy oil (generally bitumen) that is recovered in a mining operation.

CASH FLOW FROM OPERATIONS AND ASSET SALES

Cash flow from operations and asset sales is the sum of the net cash provided by operating activities and proceeds from sales of subsidiaries, investments, and property, plant, and equipment from the Summary Statement of Cash Flows. This cash flow is the total sources of cash from both operating the Corporation’s assets and from the divesting of assets. The Corporation employs a long-standing and regular disciplined review process to ensure that all assets are contributing to the Corporation’s strategic and financial objectives. Assets are divested when they are no longer meeting these objectives, or are worth considerably more to others. Because of the regular nature of this activity, we believe it is useful for investors to consider sales proceeds together with cash provided by operating activities when evaluating cash available for investment in the business and financing activities, including shareholder distributions.

(millions of dollars)	2006	2005	2004
Net cash provided by operating activities	49,286	48,138	40,551
Sales of subsidiaries, investments and property, plant, and equipment	3,080	6,036	2,754

Cash flow from operations and asset sales	52,366	54,174	43,305

DISTRIBUTIONS TO SHAREHOLDERS

The Corporation distributed cash to shareholders in the form of both dividends and share purchases. Shares are purchased both to reduce shares outstanding and to offset shares issued in conjunction with company benefit plans and programs. For purposes of calculating distributions to shareholders, the Corporation only includes the cost of those shares purchased to reduce shares outstanding.

(millions of dollars)	2006	2005	2004
Dividends paid to ExxonMobil shareholders	7,628	7,185	6,896
Cost of shares purchased to reduce shares outstanding	25,000	16,000	8,000

Distributions to ExxonMobil shareholders	32,628	23,185	14,896

Memo: Gross cost of shares purchased to offset shares issued under benefit plans and programs	4,558	2,221	1,951

Exxon Mobil Corporation

FUNCTIONAL EARNINGS

(millions of dollars) Net Income (U.S. GAAP)	2006 Quarters
	First	Second	Third	Fourth	2006	2005	2004	2003	2002
Upstream
United States	1,280	1,644	1,192	1,052	5,168	6,200	4,948	3,905	2,524
Non-U.S.	5,103	5,490	5,301	5,168	21,062	18,149	11,727	10,597	7,074

Total	6,383	7,134	6,493	6,220	26,230	24,349	16,675	14,502	9,598
Downstream
United States	679	1,354	1,272	945	4,250	3,911	2,186	1,348	693
Non-U.S.	592	1,131	1,466	1,015	4,204	4,081	3,520	2,168	607

Total	1,271	2,485	2,738	1,960	8,454	7,992	5,706	3,516	1,300
Chemical
United States	329	189	458	384	1,360	1,186	1,020	381	384
Non-U.S.	620	651	893	858	3,022	2,757	2,408	1,051	446

Total	949	840	1,351	1,242	4,382	3,943	3,428	1,432	830
Corporate and financing	(203)	(99)	(92)	828	434	(154)	(479)	1,510	(442)
Merger expenses	0	0	0	0	0	0	0	0	(275)
Discontinued operations	0	0	0	0	0	0	0	0	449
Accounting change	0	0	0	0	0	0	0	550	0

Net income (U.S. GAAP)	8,400	10,360	10,490	10,250	39,500	36,130	25,330	21,510	11,460

Net income per common share (dollars)	1.38	1.74	1.79	1.77	6.68	5.76	3.91	3.24	1.69
Net income per common share - assuming dilution (dollars)	1.37	1.72	1.77	1.76	6.62	5.71	3.89	3.23	1.38

Merger Effects, Discontinued Operations, Accounting Change, and Other Special Items

Upstream
United States	0	0	0	0	0	0	0	0	0
Non-U.S.	0	0	0	0	0	1,620	0	1,700	(215)

Total	0	0	0	0	0	1,620	0	1,700	(215)
Downstream
United States	0	0	0	0	0	(200)	(550)	0	0
Non-U.S.	0	0	0	0	0	310	0	0	0

Total	0	0	0	0	0	110	(550)	0	0
Chemical
United States	0	0	0	0	0	0	0	0	0
Non-U.S.	0	0	0	0	0	540	0	0	0

Total	0	0	0	0	0	540	0	0	0
Corporate and financing	0	0	0	410	410	0	0	2,230	0
Merger expenses	0	0	0	0	0	0	0	0	(275)
Discontinued operations	0	0	0	0	0	0	0	0	449
Accounting change	0	0	0	0	0	0	0	550	0

Corporate total	0	0	0	410	410	2,270	(550)	4,480	(41)

Earnings Excluding Merger Effects, Discontinued Operations, Accounting Change, and Other Special Items (1)

Upstream
United States	1,280	1,644	1,192	1,052	5,168	6,200	4,948	3,905	2,524
Non-U.S.	5,103	5,490	5,301	5,168	21,062	16,529	11,727	8,897	7,289

Total	6,383	7,134	6,493	6,220	26,230	22,729	16,675	12,802	9,813
Downstream
United States	679	1,354	1,272	945	4,250	4,111	2,736	1,348	693
Non-U.S.	592	1,131	1,466	1,015	4,204	3,771	3,520	2,168	607

Total	1,271	2,485	2,738	1,960	8,454	7,882	6,256	3,516	1,300
Chemical
United States	329	189	458	384	1,360	1,186	1,020	381	384
Non-U.S.	620	651	893	858	3,022	2,217	2,408	1,051	446

Total	949	840	1,351	1,242	4,382	3,403	3,428	1,432	830
Corporate and financing	(203)	(99)	(92)	418	24	(154)	(479)	(720)	(442)

Corporate total	8,400	10,360	10,490	9,840	39,090	33,860	25,880	17,030	11,501

Earnings per common share (dollars)	1.38	1.74	1.79	1.70	6.61	5.40	3.99	2.57	1.70
Earnings per common share - assuming dilution (dollars)	1.37	1.72	1.77	1.69	6.55	5.35	3.97	2.56	1.69

(1)	See Frequently Used Terms.

Exxon Mobil Corporation

RETURN ON AVERAGE CAPITAL EMPLOYED (1) BY BUSINESS

(percent)	2006	2005	2004	2003	2002
Upstream
United States	37.1	46.0	37.0	28.9	19.0
Non-U.S.	47.9	45.6	31.5	31.0	23.7
Total	45.3	45.7	32.9	30.4	22.3
Downstream
United States	65.8	58.8	28.6	16.7	8.6
Non-U.S.	24.5	22.6	18.0	11.5	3.4
Total	35.8	32.4	21.0	13.0	5.0
Chemical
United States	27.7	23.1	19.4	7.3	7.3
Non-U.S.	36.5	30.9	25.7	11.8	5.3
Total	33.2	28.0	23.5	10.2	6.1
Corporate and financing	—	—	—	—	—
Discontinued operations	—	—	—	—	63.2
Corporate total	32.2	31.3	23.8	20.9	13.5

(1)	Capital employed consists of shareholders’ equity and their share of consolidated debt, including ExxonMobil's share of amounts applicable to equity companies. See Frequently Used Terms.

AVERAGE CAPITAL EMPLOYED (1) BY BUSINESS

(millions of dollars)	2006	2005	2004	2003	2002
Upstream
United States	13,940	13,491	13,355	13,508	13,264
Non-U.S.	43,931	39,770	37,287	34,164	29,800

Total	57,871	53,261	50,642	47,672	43,064
Downstream
United States	6,456	6,650	7,632	8,090	8,060
Non-U.S.	17,172	18,030	19,541	18,875	17,985

Total	23,628	24,680	27,173	26,965	26,045
Chemical
United States	4,911	5,145	5,246	5,194	5,235
Non-U.S.	8,272	8,919	9,362	8,905	8,410

Total	13,183	14,064	14,608	14,099	13,645
Corporate and financing	27,891	24,956	14,916	6,637	4,878
Discontinued operations	0	0	0	0	710

Corporate total	122,573	116,961	107,339	95,373	88,342

Average capital employed applicable to equity companies included above	22,106	20,245	18,049	15,587	14,001

(1)	Average capital employed is the average of the beginning- and end-of-year business segment capital employed. See Frequently Used Terms.